Exhibit 99.2

NGL Energy Partners LP Closes Acquisition from DCP Midstream, LP

TULSA, Okla., -- (BUSINESS WIRE) - NGL Energy Partners LP (NYSE:NGL) (“NGL” or the “Partnership”) today announced that it has closed the previously announced transaction to acquire from DCP Midstream, LP (“DCP”) a wholesale propane and butane business, generally consisting of seven natural gas liquids terminals in the Eastern United States, including an import/export terminal located in Chesapeake, Virginia. In conjunction with the transaction, NGL has also entered into a new multi-year, minimum volume throughput contract with an international commodity business to export butane at the Chesapeake facility, which is expected to increase the cash flow of the acquired business.

Forward-Looking Statements

Certain matters contained in this Press Release include "forward-looking statements." All statements, other than statements of historical fact, included in this Press Release may constitute forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, the risk factors discussed from time to time in each of our documents and reports filed with the SEC.

Readers are cautioned not to place undue reliance on any forward-looking statements contained in this Press Release, which reflect management's opinions only as of the date hereof. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to any forward-looking statements.

About NGL Energy Partners LP

NGL Energy Partners LP is a Delaware limited partnership. NGL owns and operates a vertically integrated energy business with four primary businesses: water solutions, crude oil logistics, NGL logistics and refined products/renewables. For further information, visit the Partnership's website at www.nglenergypartners.com.

SOURCE: NGL Energy Partners LP
NGL Energy Partners LP

Contact:
Trey Karlovich 918-481-1119
Executive Vice President and Chief Financial Officer
trey.karlovich@nglep.com

or

Linda Bridges 918-481-1119
Senior Vice President - Finance and Treasurer
linda.bridges@nglep.com